EXHIBIT 99.1

Media Contacts:
Jeff Baker	Bill Bartkowski
President	Partner
Analysts International	MeritViewPartners
Phone: 952-835-5900	Phone: 612-605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Reports Results for 2005 Third Quarter

Restructuring and Recent Business Developments Expected to Lead to Profitability

MINNEAPOLIS, November 2, 2005 - Analysts International (NASDAQ: ANLY) today reported results for its third quarter ended October 1, 2005.  Revenues totaled $78.2 million for the quarter, compared to $86.4 million for the comparable quarter a year ago and $79.1 million for the second quarter.  For the quarter, the Company reported a net loss of $(15.6) million, or $(.63) per diluted share, compared to net income of $1.3 million, or $.05 per diluted share, for the comparable quarter a year ago, and a net loss of $(2.4) million, or $(.10) per diluted share, for the second quarter.  The current period includes special charges totaling $13.3 million, of which $11.1 million represented non-cash charges.  The special charges include $1.2 million of merger-related costs, $1.8 million to write-off software development costs, $3.2 million of restructuring and severance related costs, and $7.1 million for a goodwill impairment.  Excluding these charges, the Company lost $(2.3) million or $(.09) per diluted share for the third quarter.

For the nine months ended October 1, 2005, the Company reported revenues of $236.4 million, compared to $258.6 million for the first nine months of 2004.  The net loss for the period was $(18.7) million, or $(.76) per diluted share, compared to a net profit of $2.4 million in 2004, or $.10 per diluted share.  The nine months ended October 1, 2005 includes merger-related costs and other special charges totaling $14.9 million or $(.61) per diluted share.  Excluding these charges, the Company lost $(3.8) million or $(.15) per diluted share for the first nine months of 2005.

In October the Company announced a restructuring of its staffing and solutions business including implementation of a more flexible staffing delivery model and streamlining its infrastructure and systems.  Its solutions group was also reorganized to focus on its infrastructure services practices, which include the recently acquired WireSpeed Networks and Redwood Solutions.  The combined actions are expected to result in annualized cost savings in excess of $5 million.

Jeffrey P. Baker, President of the Company, commented,  “In large part, our results for the quarter and year to date are due to the energy and resources that we spent to support a merger and subsequent integration that did not happen.  In many cases, the Company made investments in contemplation of the merger and delayed  business improvement initiatives to undertake them as part of the merger.  As a result, we implemented the previously planned actions through a series of restructuring activities.  These actions, combined with recent wins including our new IBM relationship, the extension of another large, national client and the growth that we are experiencing in our IP communications practice are expected to put the company back on the road to profitability.”

Analysts will host a conference call on November 3, 2005 at 9:30 a.m. (CDT) to discuss these results.  Interested parties may access the call by dialing 800-788-6028 a few minutes before the scheduled start and ask for the Analysts International call and leader Jeff Baker, or visit the Company’s web site at http://www.analysts.com  to link to a live Webcast.  A replay of the call will be available on the Company’s web site and an encore will be available through November 17, 2005 by calling 800-642-1687 and using the Conference ID number: 1705637.

About Analysts International

Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client’s IT staffing needs; Business Solutions Services, which provides business solutions and network infrastructure services; and Outsourcing Services, which provides onshore and offshore strategic solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in this Press Release by the Company and its President, Jeffrey Baker regarding:  (i) increases in business activity and opportunity, including with IBM and another national client; (ii) growth of the Company’s IP telephony practice; (iii) the expected benefits from the Company’s reorganization and cost reduction actions; and (iv) the Company’s anticipated revenue growth and return to profitability are forward looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which Analysts or Mr. Baker expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that Analysts’ reorganization and cost reduction actions will not be achieved in full or fail to produce revenue growth and profitability; (ii) the risk that Analysts will lose one or more contracts that adversely impact its growth and profitability; (iii) Analysts’ reorganization adversely affects its competitiveness in the marketplace; and (iv) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the press release.   Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

(Tables follow)

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net (Loss) Income As Reported	$(15,584)	$1,284	$(18,665)	$2,444

Plus:
Depreciation	699	722	2,084	2,189
Amortization	342	193	729	580
Net Interest Expense	121	—	153	12
Merger Related Costs	1,225	—	2,113	—
Restructuring and Severance Related Costs	3,161	—	3,904	—
Asset Write-Off	1,817	—	1,817	—
Goodwill Impairment	7,050	—	7,050	—

Less:
Net Interest Income	—	(2)	—	—

Adjusted EBITDA*	$(1,169)	$2,197	$(815)	$5,225

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) which is adjusted from results based on GAAP to exclude certain items.  We have excluded the special costs associated with the  merger with Computer Horizons, restructuring charges relating to workforce reductions and lease obligations, the write-off of software development costs, and a goodwill impairment in accordance with FAS 142 to provide a meaningful comparison between current results and prior reported results.  This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(in thousands except per share amounts)	2005	2004	2005	2004

Revenue:
Professional services provided directly	$65,042	$68,275	$197,359	$203,210
Professional services provided through subsuppliers	7,757	14,340	22,874	43,446
Product sales	5,445	3,765	16,214	11,983
Total revenue	78,244	86,380	236,447	258,639

Expenses:
Salaries, contracted services and direct charges	59,261	66,504	177,220	199,365
Cost of product sales	4,820	3,491	14,731	11,088
Selling, administrative and other operating costs	16,031	14,910	47,395	45,150
Amortization of intangible assets	342	193	729	580
Merger related costs	1,225	—	2,113	—
Restructuring and severance related costs	3,161	—	3,904	—
Asset write-off	1,817	—	1,817	—
Goodwill impairment	7,050	—	7,050	—

Operating (loss) income	(15,463)	1,282	(18,512)	2,456
Non-operating income	4	9	26	17
Interest expense	(125)	(7)	(179)	(29)

(Loss) income before income taxes	(15,584)	1,284	(18,665)	2,444
Income tax expense (benefit)	—	—	—	—

Net (loss) income	$(15,584)	$1,284	$(18,665)	$2,444

Per common share:
Basic (loss) income	$(.63)	$.05	$(.76)	$.10
Diluted (loss) income	$(.63)	$.05	$(.76)	$.10

Average common shares outstanding	24,565	24,212	24,462	24,212
Average common and common equivalent shares outstanding	24,565	24,468	24,462	24,317

(more)

Analysts International Corporation

Consolidated Balance Sheets

(In thousands)	October 1, 2005	January 1, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$100	$7,889
Accounts receivable, less allowance for doubtful accounts	63,224	57,764
Other current assets	3,188	3,208
Total current assets	66,512	68,861

Property and equipment, net	4,749	5,658
Other assets	29,692	31,158

	$100,953	$105,677

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$19,991	$16,366
Salaries and vacations	6,541	9,388
Line of credit	6,794	—
Deferred revenue	2,464	1,658
Self-insured health care reserves and other amounts	4,382	1,759
Restructuring accruals, current portion	1,522	251
Total current liabilities	41,694	29,422

Restructuring accruals, non-current portion	821	67
Deferred compensation	3,159	3,570
Shareholders’ equity	55,279	72,618

	$100,953	$105,677

Note:  Certain reclassifications have been made to the audited balance sheet at January 1, 2005 to conform to the October 1, 2005 presentation.  Such reclassifications have no effect on previously reported net income or shareholders’ equity.

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